Exhibit 10.7

On July 18, 2017, JBG SMITH Properties and JBG SMITH Properties LP entered into unit issuance agreements with each of the executive officers of JBG SMITH Properties listed below. The only material difference between the agreements was the number of common limited partnership units of JBG SMITH Properties LP subject to the agreement and listed in Section 1 of the agreement. A schedule of the executive officers that entered into unit issuance agreements and the number of units subject to each one’s agreement is listed below.

Executive Officer	Units
Brian P. Coulter	807,384
James Iker	886,130
W. Matthew Kelly	1,022,324
David Paul	454,198
Kevin P. Reynolds	341,903
Robert A. Stewart	807,384

FORM OF JBG SMITH PROPERTIES

UNIT ISSUANCE AGREEMENT

UNIT ISSUANCE AGREEMENT (the “Agreement” or “Unit Issuance Agreement”) made as of July 18, 2017 between JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), its subsidiary JBG SMITH Properties LP, a Delaware limited partnership (the “Partnership”), and • (the “Unit Holder”).

RECITALS

A.                                    Vornado Realty Trust, a Maryland real estate investment trust and Vornado Realty L.P., a Delaware limited partnership (the “Vornado Parties”), and JBG Properties Inc. (“JBG Properties”), a Maryland corporation and JBG/Operating Partners, L.P. (“JBG LP”), a Delaware limited partnership, together with certain affiliated entities (the “JBG Parties”), and the Company and the Partnership, have entered into that certain Master Transaction Agreement (the “Transaction Agreement”), pursuant to which the Vornado Parties and the JBG Parties will effectuate a series of transactions resulting in the acquisition, transfer and contribution of certain assets and interests to the Company and the Partnership.

B.                                    In furtherance of the foregoing and pursuant to the limited partnership agreement of the Partnership, as it will be amended as of the “Closing Date” (as defined in the Transaction Agreement) pursuant to the “Partnership Agreement Amendment and Restatement” (as defined in the Transaction Agreement) and as it may be further amended from time to time (the “Partnership Agreement”), the parties hereto desire to enter into this Agreement in order to effect the [issuance of “Common Partnership Units” of the Partnership (as defined in the Partnership Agreement), having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, to the Unit Holder in connection with the merger of JBG LP with and into a wholly owned limited liability subsidiary of the Partnership (the “Partnership Merger”) pursuant to the “JBG Partnership Merger Agreement” (as defined in the Transaction Agreement)] [contribution (the “JBG Properties Contribution”) by JBG Properties to the Partnership, pursuant to the “JBG Properties Contribution Agreement” (as defined in the Transaction Agreement) of all of its assets and the subsequent receipt of “Common Partnership Units” of the Partnership (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement, by the Unit Holder](1)

(1)  Note: Language varies based on the transactions in which the Unit Holder is receiving OP Units.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company, the Partnership and the Unit Holder hereby agree as follows:

AGREEMENT

1.                                      Issuance and Vesting of Common Partnership Units. In connection with (and conditioned on the occurrence of) [(i) the Partnership Merger pursuant to the Partnership Merger Agreement,] [(ii) the JBG Properties Contribution pursuant to the JBG Properties Contribution Agreement,] and (iii) the execution and delivery to the Partnership by the Unit Holder of a counterpart to the Partnership Agreement, and on the terms and conditions set forth herein, the Partnership hereby agrees to issue to the Unit Holder • Common Partnership Units as of the date hereof (the “Issuance Date”), 50% of which shall be fully vested and non-forfeitable upon issuance and 50% of which shall be unvested, forfeitable pursuant to Section 2, and will vest in a number equal to 1/30 of the total unvested Common Partnership Units issued starting on the first day of the 31st month following the Issuance Date and on the first day of each subsequent month until the first day of the 60th month following the Issuance Date, at which time such Common Partnership Units shall be fully vested and non-forfeitable. Vested Common Partnership Units (whether vested at or subsequent to issuance) will be subject to the restrictions on transfer and redemption as set forth in Section 3. Except as permitted under Section 12 and subject to the terms of the Partnership Agreement, unvested Common Partnership Units may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Unit Holder shall have the right to vote both vested and unvested Common Partnership Units if and when voting is allowed under the Partnership Agreement.

2.                                      Forfeiture of Unvested Common Partnership Units. If the employment of the Unit Holder by the Company or an affiliate terminates for any reason other than as described in the succeeding sentence, any unvested Common Partnership Units as of the date of such termination shall be forfeited and returned to the Company for delivery to the Partnership and cancellation. Upon termination of employment of the Unit Holder with the Company or its affiliates (a) upon the Unit Holder’s death or Disability, (b) by the Company (or its successor) without Cause, or (c) by the Unit Holder for Good Reason, or upon the occurrence of a Change in Control or on employment termination upon non-renewal of the Unit Holder’s employment agreement (if any) by the Company, then any unvested Common Partnership Units shall become immediately fully vested and non-forfeitable. Each of the terms in the preceding sentence shall be as defined in the Unit Holder’s employment agreement with the Company, or if there is no employment agreement, as defined below:

“Cause” means the Unit Holder’s: (a) conviction of, or plea of guilty or nolo contendere to, a felony, (b) willful and continued failure to use reasonable efforts to perform in all material respects his employment duties (other than such failure resulting from the Unit Holder’s incapacity due to physical or mental illness) that the Unit Holder fails to remedy within 30 days after written notice is delivered by the Company to the Unit

2

Holder that specifically identifies in reasonable detail the manner in which the Company believes the Unit Holder has not used reasonable efforts to perform in all material respects his duties hereunder, or (c) willful misconduct (including, but not limited to, a willful breach of the provisions of Section 4) that is materially economically injurious to the Company.  For purposes of this paragraph, no act, or failure to act, by the Unit Holder will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

A “Change in Control” of the Company means the occurrence of one of the following events:

(i)                                     Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(i), the following acquisitions shall not constitute a Change of Control:  (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (d) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(iii)(1), 2(iii)(2) and 2(iii)(3);

(ii)                                  Any time at which individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)                               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all of

3

the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or similar governing body of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)                              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Disability” means a termination of employment by the Company or an affiliate as a result of the Unit Holder having been substantially unable to perform his duties for a continuous period of 180 days due to incapacity caused by physical or mental illness and within 30 days after receiving written Notice of such termination of employment after such 180-day period, the Unit Holder shall not have returned to the substantial performance of his duties on a full-time basis.

“Good Reason” means (a) a material reduction by the Company in the Unit Holder’s base salary, (b) a material diminution in the Unit Holder’s position, authority, duties or responsibilities, (c) a relocation of the Unit Holder’s location of employment to a location outside of the Washington D.C. metropolitan area, or (d) a material breach of the Agreement; provided, in each case, that the Unit Holder terminates employment within 90 days after the Unit Holder has actual knowledge of the occurrence, without the written consent of the Unit Holder, of one of the foregoing events that has not been cured within 30 days after written notice thereof has been given by the Unit Holder to the Company setting forth in reasonable detail the basis of the event (provided such notice must be given to the Company within 30 days of the Unit Holder becoming aware of such condition).

3.                                      Restrictions on Transfer and Redemption.

(i)                                     Notwithstanding any provision of the Partnership Agreement to the contrary, during the applicable Retention Period (as defined below) the Unit Holder will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Retained Units (as defined below), or any options or warrants to purchase any Retained Units, or any securities convertible into, exchangeable for or that represent the right to receive Retained Units, whether now owned or hereinafter acquired, owned directly by the Unit Holder (including holding as a custodian) or with respect to which the Unit Holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) exercise the “Redemption Right” (as defined in, and pursuant to, Section 8.6 of the Partnership Agreement) with respect to the Retained Units.  “Initial Retained Units” means 80% of the Common Partnership Units received

4

pursuant to this Agreement that will be fully vested and non-forfeitable upon issuance. “Subsequent Retained Units” means 100% of the Common Partnership Units received pursuant to this Agreement that will be unvested and forfeitable at the time of issuance (together with the Initial Retained Units, the “Retained Units”).  “Retention Period” means (i) with respect to the Initial Retained Units, the period commencing from the Closing and ending on July 17, 2020, and (ii) with respect to the Subsequent Retained Units, the period commencing from the Closing and ending on July 17, 2022; provided, however, that the applicable Retention Period shall terminate immediately upon (i) the termination of employment of the Unit Holder with the Company or its affiliates (a) by the Company (or its successor) without Cause, (b) by the Unit Holder for Good Reason or (c) upon the Unit Holder’s death or Disability, or (ii) the occurrence of a Change in Control.

(ii)                                  The restrictions set forth in this Section 3 are expressly agreed to preclude the Unit Holder, during the applicable Retention Period, from engaging in any hedging, swap, or other arrangement or transaction which is designed to or which reasonably could be expected to lead to or result in, in whole or in part, a sale or disposition of the Retained Units (even if such Retained Units would be disposed of by someone other than the Unit Holder) or in the transfer to another of any of the economic consequences of ownership of any of the Retained Units, whether such transaction is to be settled by delivery of the Retained Units, in cash or otherwise.  Such prohibited hedging or other transactions would include without limitation any short sale or sale or grant of any right (including without limitation any put or call option) with respect to any of the Retained Units or with respect to any security that includes, relates to, or derives any significant part of its value from such Retained Units.

(iii)                               Notwithstanding any provision of the Partnership Agreement to the contrary, the Unit Holder expressly agrees and consents to the refusal of the Company and the Partnership (unless they so elect to the contrary) to redeem any of the Retained Units pursuant to any attempted exercise by the Unit Holder of the Redemption Right during the applicable Retention Period.

(iv)                              The parties acknowledge and agree that any restrictions on transfer of the Common Partnership Units are in addition to, and not in lieu of, the transfer restrictions applicable to Common Partnership Units set forth in the Partnership Agreement.

4.                                      Non-Competition; Non-Solicitation.

(i)                                     Protection of Business. Except as set forth in an employment agreement with the Unit Holder and the Company or its affiliate, or as provided herein below, until the later of (i) the first day of the 31st month after the Closing Date and (ii) the first day of the seventh month after the date of termination of the Unit Holder’s employment with the Company or an affiliate for any reason the Unit Holder will not (x) engage in any Competing Business (as defined below) or pursue or attempt to develop any project known to the Unit Holder and which the Company is pursuing, developing or attempting to develop as of the date of termination of

5

employment (a “Project”), directly or indirectly, alone, in association with or as a shareholder, principal, agent, partner, officer, director, employee or consultant of any other organization or (y) divert to any entity which is engaged in any business conducted by the Company any Project, corporate opportunity or any customer of the Company. Notwithstanding the preceding sentence, the Unit Holder shall not be prohibited from owning less than 1% percent of any publicly-traded corporation, whether or not such corporation is in competition with the Company or from owning any passive investment in a hedge fund, private equity fund or similar instrument that, at the time of the Unit Holder’s acquisition, did not to Unit Holder’s knowledge (after reasonable inquiry) hold any investment in any Competing Business (as defined below); provided, that, the Unit Holder shall be permitted to invest in mutual funds or ETFs so long as such funds or ETFs are not invested primarily in real estate investment trusts. “Competing Business” means any business the primary business of which is being engaged in by the Company in the Washington, D.C. metropolitan area as a principal business as of the date of termination of the Unit Holder’s employment with the Company or an affiliate (including, without limitation, the development, owning and operating of commercial real estate and the acquisition and disposition of commercial real estate for the purpose of development, owning and operating such real estate).

(ii)                                  Non-Solicitation. Except as set forth in an employment agreement with the Unit Holder and the Company or its affiliate, or as provided herein below, until the later of (i) the first day of the 31st month after the Closing Date and (ii) the first anniversary of the date of termination of the Unit Holder’s employment with the Company or an affiliate for any reason the Unit Holder will not solicit any officer, employee (other than secretarial staff) or exclusive or primary consultant of the Company to leave the employ of the Company.

(iii)                               Injunctive Relief and Enforcement. In addition to any other remedy available to the Company under applicable law, in the event of a breach or threatened breach of this Section 4, the Unit Holder agrees that the Company shall be entitled to seek injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Unit Holder acknowledging that damages would be inadequate and insufficient. If, at any time, the provisions of Sections 4(i) or (ii) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to duration or scope of activity, Sections 4(i) or (ii), as applicable, shall be considered divisible and shall become and be immediately amended to only such duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Unit Holder agrees that Sections 4(i) and/or (ii) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(iv)                              Forfeiture of Unvested Common Partnership Units.  In the event that the Unit Holder breaches Sections 4(i) or (ii), the Unit Holder will forfeit all unvested Common Partnership Units including his rights to payment or benefits or under any shares to be issued in respect thereof.

6

5.                                      Clawback Policy. If the Company determines that grounds exist such that the Unit Holder’s employment could be terminated by the Company pursuant to clauses (a) or (c) of the “Cause” definition in Section 2 (or the analogous provisions to clauses (a) or (c) of an applicable employment agreement definition) and the event giving rise to such determination in either case (i) arises at any time within the three-year period immediately prior to the termination of the Unit Holder’s employment with the Company for any reason and (ii) causes material economic harm to the Company, then any Common Partnership Units that vested after the Issuance Date are subject to clawback and/or forfeiture as determined by the Company in its sole discretion (including the repayment to the Company by the Unit Holder of any realized gain on any disposition of such Common Partnership Units or shares issued in respect thereof).  The Company shall not take any action to claw back or forfeit any Common Partnership Units of a Unit Holder for Cause unless the Company has delivered to the Unit Holder a copy of a resolution duly adopted by a majority of the members of the Board, the Compensation Committee or Corporate Governance and Nominating Committee thereof (excluding, if applicable, the Unit Holder for purposes of determining such majority) at a meeting of the Board or such committee called and held for such purpose (after reasonable advance notice to the Unit Holder and an opportunity for the Unit Holder, together with his counsel, to be heard before the Board or such committee), finding that in the good faith opinion of the Board (or a committee thereof), the Unit Holder engaged in the conduct as set forth in the immediately preceding sentence, and specifying in sufficient detail the events or circumstances alleged to constitute Cause; provided, that if any such resolution was adopted by a committee of the Board, the determination of whether “Cause” exists shall be ratified by the Board.  In the event that the Company adopts a general clawback policy or has a clawback policy in any other agreement applicable to the Unit Holder, it shall be superseded by the clawback provision contained in this Section 5 for purposes of applicability to the Common Partnership units provided hereunder.  For the avoidance of doubt, and notwithstanding any policy of the Company to the contrary (any such provision to be superseded by this provision unless otherwise required by applicable law), (a) those Common Partnership Units which were immediately vested on the Issuance Date are not subject to clawback under this Section 5 (nor shall any realized gain on any disposition of such Common Partnership Units or shares issued in respect thereof be subject to clawback) and (b) no Common Partnership Units shall be subject to clawback following the eighth anniversary of the Issuance Date.

6.                                      Certificates. Each certificate, if any, issued in respect of the Common Partnership Units issued under this Unit Issuance Agreement shall be registered in the Unit Holder’s name and with respect to any unvested Common Partnership Units, held by the Company until such Common Partnership Units vest. If certificates representing the Common Partnership Units are issued by the Partnership, on each date that Common Partnership Units vest, the Company shall deliver to the Unit Holder (or, if applicable, to the Unit Holder’s legal representatives, beneficiaries or heirs) certificates representing the number of such Common Partnership Units. The Unit Holder agrees that any resale of vested Common Partnership Units (or shares received upon redemption of or in exchange for Common Partnership) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

7

7.                                      Certain Adjustments. Common Partnership Units shall be subject to adjustment as provided in the Partnership Agreement.

8.                                      No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Unit Holder’s services, responsibilities and duties at any time for any reason whatsoever.

9.                                      Notice. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, and any notice to be given the Unit Holder shall be addressed to the Unit Holder at the Unit Holder’s address as it appears on the records of the Partnership, or at such other address as the Company or the Unit Holder may hereafter designate in writing to the other.

10.                               Governing Law. This Unit Issuance Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.

11.                               Successors and Assigns. This Unit Issuance Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Unit Holder by will or the laws of descent and distribution, but this Unit Issuance Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Unit Holder.

12.                               Transfer; Redemption. None of the Common Partnership Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of Common Partnership Units not in accordance with the terms and conditions of this Section 12 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Common Partnership Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

13.                               Severability. If, for any reason, any provision of this Unit Issuance Agreement is held invalid, such invalidity shall not affect any other provision of this Unit Issuance Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Unit Issuance Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Unit Issuance Agreement, shall to the full extent consistent with law continue in full force and effect.

14.                               Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Unit Issuance Agreement.

15.                               Counterparts. This Unit Issuance Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the

8

same document. All counterparts shall be construed together and constitute the same instrument.

16.                               Miscellaneous. This Unit Issuance Agreement may not be amended except in writing signed by the Company and the Unit Holder. Notwithstanding the foregoing, this Unit Issuance Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Unit Issuance Agreement; and/or (b) to make such changes that do not materially adversely affect the Unit Holder’s rights hereunder. In the event of a conflict between this Unit Issuance Agreement and the Partnership Agreement, the Partnership Agreement shall govern; provided that, in the event that the Partnership Agreement is amended following the date hereof in a manner that disproportionately and adversely affects the Unit Holder’s rights as a holder of Common Partnership Units, then, solely with respect to such affected rights, the terms of this Agreement shall control.

17.                               Status as a Partner. As of the Issuance Date, the Unit Holder shall be admitted as a partner of the Partnership with beneficial ownership of the number of Common Partnership Units issued to the Unit Holder as of such date pursuant to this Unit Issuance Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

18.                               Status of Common Partnership Units. The Common Partnership Units are issued as equity securities of the Partnership. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Company common stock in exchange for Common Partnership Units with respect to which the Unit Holder has exercised its Redemption Right pursuant to Section 8.6 of the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement. The Unit Holder must be eligible to receive the Common Partnership Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Unit Holder acknowledges that the Unit Holder will have no right to approve or disapprove such determination by the Company.

19.                               Investment Representations; Registration. The Unit Holder hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Unit Issuance Agreement by the Unit Holder. The Partnership will have no obligation to register under the Securities Act any Common Partnership Units or any other securities issued pursuant to this Unit Issuance Agreement or upon conversion or exchange of Common Partnership Units.

20.                               Section 83(b) Election. In connection with this Unit Issuance Agreement, the Unit Holder hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable Common Partnership Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

21.                               Acknowledgement.  The Unit Holder hereby acknowledges and agrees that this Unit Issuance Agreement and the Common Partnership Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to issue to the Unit Holder Common Partnership Units pursuant to

9

the terms of any written agreement or letter or written offer with the Company and/or the Partnership executed prior to or coincident with the date hereof, including without limitation the Transaction Agreement, the JBG Managing Member Contribution Agreements, the JBG Properties Contribution Agreement and the Partnership Merger Agreement.

[signature page follows]

10

IN WITNESS WHEREOF, this Unit Issuance Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
Name:
Title:

JBG SMITH PROPERTIES LP, a Delaware limited partnership By: JBG SMITH Properties, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

UNIT HOLDER

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Unit Holder, desiring to become one of the within named Limited Partners of JBG SMITH Properties LP (the “Partnership”), hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Partnership Agreement, dated as of July 17, 2017, of JBG SMITH Properties LP, as it may be amended from time to time (the “Partnership Agreement”). The Unit Holder agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Unit Holder): Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement.

1.                                      The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.                                      The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner common Shares of beneficial interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.                                      The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination

Exhibit A-1

of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

4.                                      The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the Common Partnership Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement if the exercise of the Limited Partner’s redemption right pursuant to Section 8.6 of the Partnership Agreement is prohibited by the terms of the Unit Issuance Agreement, dated as July 18, 2017, between JBG SMITH Properties, the Partnership and the Limited Partner.

5.                                      (a)                                 The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b)                                 The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

6.                                      The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others, or (c) another readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.

7.                                      The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

Exhibit A-2

8.                                      This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name:
Date:	July 18, 2017

Address of Limited Partner:

Exhibit A-3

EXHIBIT B

THE UNIT HOLDER’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Unit Holder hereby represents, warrants and covenants as follows:

(a)                                 The Unit Holder has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest information statement filed with the Securities and Exchange Commission relating to the transactions contemplated by the Transaction Agreement;

(ii)                                  The latest confidential information statement provided by JBG Properties Inc. and/or its affiliates relating to the transactions contemplated by the Transaction Agreement; and

(iii)                               The Partnership Agreement.

The Unit Holder also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Unit Holder as a holder of Common Partnership Units shall not constitute an offer of Common Partnership Units until such determination of suitability shall be made.

(b)                                 The Unit Holder hereby represents and warrants that:

(i)                                     The Unit Holder either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Unit Holder, together with the business and financial experience of those persons, if any, retained by the Unit Holder to represent or advise him with respect to the issuance of Common Partnership Units and the potential redemption of such Common Partnership Units for the Company’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Unit Holder (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Unit Holder understands that (A) the Unit Holder is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Unit Holder is or by reason of the issuance of Common Partnership Units may become subject, to his particular situation; (B) the Unit Holder has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; and (C) an investment in the Partnership and/or the Company involves substantial risks. The Unit Holder has been given the opportunity to make a thorough investigation of matters relevant to the Common

Exhibit B-1

Partnership Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Unit Holder has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Unit Holder to verify the accuracy of information conveyed to the Unit Holder. The Unit Holder confirms that all documents, records, and books pertaining to his receipt of Common Partnership Units which were requested by the Unit Holder have been made available or delivered to the Unit Holder. The Unit Holder has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the Common Partnership Units. The Unit Holder has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Unit Holder by the Partnership or the Company.

(iii)                               The Common Partnership Units to be issued and any REIT Shares issued in connection with the redemption of any such Common Partnership Units will be acquired for the account of the Unit Holder for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Unit Holder’s right (subject to the terms of the Common Partnership Units and this Agreement) at all times to sell or otherwise dispose of all or any part of his Common Partnership Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)                              The Unit Holder acknowledges that (A) the Common Partnership Units to be issued have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Common Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Unit Holder contained herein, (C) such Common Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Common Partnership Units and (E) neither the Partnership nor the Company has any obligation or intention to register such Common Partnership Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Partnership Units for REIT Shares, the Company may issue such REIT Shares and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Unit Holder is eligible to receive such REIT Shares under the Partnership Agreement at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Unit Holder hereby acknowledges that because of the restrictions on transfer or assignment of such Common Partnership Units acquired hereby which are set forth in the Partnership Agreement or this Agreement, the Unit Holder may

Exhibit B-2

have to bear the economic risk of his ownership of the Common Partnership Units acquired hereby for an indefinite period of time.

(v)                                 The Unit Holder has determined that the Common Partnership Units are a suitable investment for the Unit Holder.

(vi)                              No representations or warranties have been made to the Unit Holder by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Unit Holder has received no information relating to an investment in the Partnership or the Common Partnership Units except the information specified in paragraph (a) above.

(c)                                  So long as the Unit Holder holds any Common Partnership Units, the Unit Holder shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of Common Partnership Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Unit Holder hereby agrees to make an election under Section 83(b) of the Code with respect to the Common Partnership Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Unit Holder agrees to file the election (or to permit the Partnership to file such election on the Unit Holder’s behalf) within thirty (30) days after the award of the Common Partnership Units hereunder with the IRS Service Center at which such Unit Holder files his personal income tax returns.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Unit Holder’s principal residence, and the Unit Holder has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

Exhibit B-3

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address and taxpayer identification number of the undersigned are:

Name: (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.                                      Description of property with respect to which the election is being made:

The election is being made with respect to Common Partnership Units in JBG SMITH Properties LP (the “Partnership”).

3.                                      The date on which the Common Partnership Units were issued is         , 20  . The taxable year to which this election relates is calendar year 20  .

4.                                      Nature of restrictions to which the Common Partnership Units are subject:

(a)                                 With limited exceptions, until the Common Partnership Units vest, the Taxpayer may not transfer in any manner any portion of the Common Partnership Units without the consent of the Partnership.

(b)                                 The Taxpayer’s Common Partnership Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested Common Partnership Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.                                      The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the Common Partnership Units with respect to which this election is being made was $• per Common Partnership Unit [EQUALS VALUE OF CONTRIBUTED JBG UNITS].

6.                                      The amount paid by the Taxpayer for the Common Partnership Units was $• per Common Partnership Unit [EQUALS AMOUNT FROM 5, ABOVE].

7.                                      A copy of this statement has been furnished to the Partnership and JBG SMITH Properties.

Dated:
Name:

Exhibit C-1

SCHEDULE TO EXHIBIT C

Vesting Provisions of Common Partnership Units

The unvested Common Partnership Units are subject to time-based vesting with a number of Common Partnership Units equal to 1/30 of the total unvested Common Partnership Units issued vesting on each of         , 20  , and on the 1st day of each subsequent month until     , 20  , provided that the Taxpayer remains an employee of JBG SMITH Properties or its affiliates through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with JBG SMITH Properties (or its affiliate) under specified circumstances. Unvested Common Partnership Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
Name:
Title:

Taxpayer

Exhibit C-2